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                                                            EXHIBIT 12
                           NAC RE CORP. AND SUBSIDIARIES
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (Dollars in Thousands)



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


                                                       Year Ended December 31,
                                  --------------------------------------------------------------
                                      1997        1996         1995         1994         1993
                                  ----------    ---------    ---------   ---------     ---------

Earnings:

Operating income before
income taxes                       $122,830      $89,036      $78,821      $42,290      $49,497
                                  ----------    ---------    ---------   ---------     ---------

Add back fixed charges:

Interest expense                     21,390       21,976       15,381       14,196       13,324

Amortization of related
debt expenses                           345          346          267          258          258

Assumed interest component
of rent expenses                      1,551        1,311        1,235        1,099        1,194
                                  ----------    ---------    ---------   ---------     ---------

  Total fixed charges                23,286       23,633       16,883       15,553       14,776
                                  ----------    ---------    ---------   ---------     ---------

Adjusted earnings                  $146,116     $112,669      $95,704      $57,843      $64,273
                                  ----------    ---------    ---------   ---------     ---------
                                  ----------    ---------    ---------   ---------     ---------


Ratio of earnings to fixed
charges                            6.3 to 1      4.8 to 1     5.7 to 1    3.7 to 1     4.3 to 1
                                  ----------    ---------    ---------   ---------    ---------
                                  ----------    ---------    ---------   ---------    ---------
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